Exhibit 99.1

[LANDSTAR LETTERHEAD]

For Immediate Release July 15, 2004	Contact: Bob LaRose Landstar System, Inc. www.landstar.com 904-398-9400

LANDSTAR SYSTEM REPORTS 24 PERCENT INCREASE IN REVENUE AND
RECORD NET INCOME AND DILUTED EARNINGS PER SHARE

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported a 24 percent increase in revenue to a record $482 million in the 2004 second quarter, up from $390 million in the 2003 second quarter. Net income for the 2004 second quarter was a record $17.6 million, or $.57 per diluted share, compared to net income of $13.6 million, or $.42 per diluted share for the 2003 second quarter. Operating margin was 6.1 percent in the 2004 second quarter, up from 5.8 percent in the 2003 second quarter.

Landstar’s carrier group of companies generated $364 million of revenue in the 2004 second quarter, compared with revenue of $303 million in the 2003 second quarter. In the 2004 and 2003 second quarters, the carrier group invoiced customers $13.7 million and $10.0 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated $111 million of revenue in the 2004 second quarter compared with $80 million of revenue in the 2003 second quarter.

Net income for the twenty-six-week period ended June 26, 2004 was $25.7 million, or $.84 per diluted share, which included $7.6 million of costs to settle one, previously disclosed, severe accident. This charge, net of related income tax benefits, reduced net income by $4.9 million, or $.16 per diluted share. Net income for the twenty-six-week period ended June 28, 2003 was $23.7 million, or $.73 per diluted share. Revenue was $903 million in the 2004 first half,

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compared to revenue of $756 million in the 2003 first half. Operating margin for the 2004 twenty-six-week period was 4.8 percent, which was reduced .8 percent by the previously referred to accident, compared with 5.2 percent in the 2003 twenty-six-week period.

Landstar’s carrier group of companies generated $685 million of revenue in the twenty-six-week period ended June 26, 2004 compared with $593 million in the twenty-six-week period ended June 28, 2003. In the 2004 and 2003 twenty-six-week periods, the carrier group invoiced customers $22.0 million and $18.6 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated $203 million of revenue in the 2004 twenty-six-week period compared with $149 million in the 2003 period.

“I am extremely pleased with Landstar’s 2004 second quarter performance,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased by 24 percent to the highest quarterly revenue in Landstar history, as revenue at the carrier segment increased 20 percent and revenue at the multimodal segment increased 39 percent. The very strong revenue gain in the quarter clearly demonstrates Landstar’s ability to source the capacity necessary to meet its customers’ needs. During the quarter we increased the number of total approved capacity providers by over 300. Compared to the 2003 second quarter, revenue generated through other third party truck capacity providers (truck brokerage) increased 42 percent and revenue hauled by Landstar BCOs increased 19 percent. This strong increase in revenue was accompanied by a 28 basis point improvement in operating margin and a 36 percent increase in diluted earnings per share.”

“Trailing twelve-month return on average equity remained high at 35 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 22 percent. During the 2004 first half, we reduced debt by approximately $5 million, purchased 462,000 shares of common stock at a total cost of $16,407,000 and ended the period with $90 million in cash and short term investments.” Gerkens said. “The Company has the ability to purchase an additional 918,140 shares of its common stock under its authorized share repurchase program.”

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“I anticipate revenue growth for the second half of the 2004 fiscal year to be within a range of 12 to 16 percent. The current range of analysts’ earnings estimates, as reported by FIRST CALL, for the third quarter of 2004 is $.50 to $.53 per diluted share and $1.84 to $2.03 per diluted share for the full 2004 fiscal year. I am currently comfortable with the analysts’ range of earnings estimates for both the 2004 third quarter and the 2004 full year” said Gerkens.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2003 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. is headquartered in Jacksonville, Florida. The Landstar carrier group comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc. delivers excellence in safe and complete over-the-road transportation services. The Landstar multimodal group comprised of Landstar Express

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America, Inc. and Landstar Logistics, Inc. delivers excellence in safe, expedited, contract logistics, intermodal and ocean transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc.’s common stock trades on the NASDAQ Stock Market ® under the symbol LSTR.

(Tables follow)

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LANDSTAR SYSTEM, INC.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2004	2003	2004	2003
Revenue	$903,329	$755,802	$482,303	$390,084
Investment income	542	623	239	299

Costs and expenses:
Purchased transportation	674,093	561,464	360,296	290,002
Commissions to agents	70,637	58,623	38,203	30,539
Other operating costs	18,776	17,840	8,882	8,609
Insurance and claims	33,454	22,161	12,748	11,533
Selling, general and administrative	57,188	50,336	29,778	23,955
Depreciation and amortization	6,566	6,345	3,367	3,179

Total costs and expenses	860,714	716,769	453,274	367,817

Operating income	43,157	39,656	29,268	22,566
Interest and debt expense	1,551	1,544	783	774

Income before income taxes	41,606	38,112	28,485	21,792
Income taxes	15,914	14,387	10,895	8,226

Net income	$25,692	$23,725	$17,590	$13,566

Earnings per common share (1)	$0.86	$0.75	$0.59	$0.43

Diluted earnings per share (1)	$0.84	$0.73	$0.57	$0.42

Average number of shares outstanding:
Earnings per common share (1)	29,893,000	31,426,000	29,932,000	31,304,000

Diluted earnings per share (1)	30,753,000	32,644,000	30,794,000	32,454,000

(1)	2003 earnings per share amounts and average number of shares outstanding have been restated to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared October 15, 2003.

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2004	2003	2004	2003
External Revenue

Carrier segment	$685,195	$593,286	$363,587	$303,241
Multimodal segment	203,287	148,640	111,273	79,931
Insurance segment	14,847	13,876	7,443	6,912

External revenue	$903,329	$755,802	$482,303	$390,084

Operating Income

Carrier segment	$55,139	$42,856	$31,442	$24,360
Multimodal segment	6,013	2,991	3,274	1,067
Insurance segment	3,038	11,061	5,864	5,626
Other	(21,033)	(17,252)	(11,312)	(8,487)

Operating income	$43,157	$39,656	$29,268	$22,566

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 26,	December 27,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$58,321	$42,640
Short-term investments	31,713	30,890
Trade accounts receivable, less allowance of $3,939 and $3,410	240,930	219,039
Other receivables, including advances to independent contractors, less allowance of $4,876 and $4,077	16,913	13,196
Deferred income taxes and other current assets	18,758	14,936

Total current assets	366,635	320,701

Operating property, less accumulated depreciation and amortization of $61,086 and $58,480	72,842	67,639
Goodwill	31,134	31,134
Other assets	23,450	18,983

Total assets	$494,061	$438,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$19,853	$20,523
Accounts payable	102,337	71,713
Current maturities of long-term debt	9,194	9,434
Insurance claims	29,185	26,293
Other current liabilities	50,546	45,223

Total current liabilities	211,115	173,186

Long-term debt, excluding current maturities	77,446	82,022
Insurance claims	29,179	27,282
Deferred income taxes	12,681	13,452

Shareholders’ equity:
Common stock, $.01 par value, authorized 80,000,000 and 50,000,000 shares, issued 32,379,728 and 31,816,860 shares	324	318
Additional paid-in capital	30,354	18,382
Retained earnings	250,060	224,368
Cost of 2,271,930 and 1,809,930 shares of common stock in treasury	(116,557)	(100,150)
Accumulated other comprehensive income	44	182
Notes receivable arising from exercises of stock options	(585)	(585)

Total shareholders’ equity	163,640	142,515

Total liabilities and shareholders’ equity	$494,061	$438,457

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2004	2003	2004	2003
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$578,091	$509,872	$305,860	$260,348
Other third party truck capacity providers	107,104	83,414	57,727	42,893

	$685,195	$593,286	$363,587	$303,241

Revenue per revenue mile	$1.75	$1.73	$1.76	$1.73

Revenue per load	$1,315	$1,187	$1,362	$1,189

Average length of haul (miles)	752	686	774	687

Number of loads (2)	521,000	500,000	267,000	255,000

Multimodal Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (3)	$33,888	$22,753	$18,475	$11,995
Other third party truck capacity providers	118,778	80,801	65,294	43,852
Rail, Air, and Ocean Carriers	50,621	45,086	27,504	24,084

	$203,287	$148,640	$111,273	$79,931

Revenue per load	$1,374	$1,281	$1,391	$1,310

Number of loads	148,000	116,000	80,000	61,000

	As of	As of
	June 26,	June 28,
	2004	2003
Capacity
Business Capacity Owners (1) (4)	7,629	7,271

Other third party truck capacity providers:
Approved and active(5)	9,800	8,872
Approved	6,416	6,093

	16,216	14,965

Total available truck capacity providers	23,845	22,236

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Effective with the 2004 second quarter, the Company has modified its methodology for reporting loads. Had this methodology been applied to the 2004 first quarter, loads for the 2004 first quarter would have been 254,000, as opposed to 244,000, as was reported. The application of this new methodology to the 2003 twenty six-week period resulted in an increase of 3,000 loads. This change in load recognition has no impact on reported revenue in any period.

(3)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(4)	Trucks provided by business capacity owners were 8,560 and 8,263, respectively.

(5)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.